As filed with the Securities and Exchange Commission on April 8, 2009

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada	11-3618510
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5307 W Loop 289
Lubbock, TX 79414, USA
(Address of principal executive offices) (Zip Code)

Xfone, Inc. 2007 Stock Incentive Plan
(Full title of the plan)

Incorp Services, Inc.
375 N Stephanie Street, Suite 1411
Henderson, NV 89014-8909, USA
Telephone number: 702.866.2500
(Name, address, including zip code, and telephone number

Including area code, of agent for service)

Copies to:
GERSTEN SAVAGE LLP
Arthur S. Marcus, Esq.
Jaclyn Amsel, Esq.
600 Lexington Avenue, 9th Floor
New York, NY 10022
212-752-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act).

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value(3)	1,050,000	$0.56	$588,000	$32.81
Common Stock, $0.001 par value(4)	6,950,000	$0.56	$3,892,000	$217.17
TOTAL	8,000,000	--	$4,480,000	$249.98

(1)
The provisions of Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), shall apply to this Registration Statement and the number of shares registered on this Registration Statement shall increase or decrease as a result of stock splits, stock dividends, or similar transactions. Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the plans described herein as the result of any future stock split, stock dividend, or similar adjustment of Registrant’s outstanding common stock.

(2)
Estimated solely for the purpose of calculating the registration fee. The fee is calculated pursuant to Rules 457(c) and 457(h) under the Securities Act upon the basis of the average between the high and low prices for shares of common stock of the Registrant as reported on the NYSE Amex LLC on April 3, 2009, which was $0.56.

(3)	Represents shares issuable upon awards previously granted under the Xfone, Inc. 2007 Stock Incentive Plan.

(4)	Represents shares issuable upon awards that may be granted under the Xfone, Inc. 2007 Stock Incentive Plan.

EXPLANATORY STATEMENT

This registration statement on Form S-8 (the “Registration Statement”) relates to 8,000,000 shares of common stock of Xfone, Inc. (the “Registrant,” the “Company,” “we,” “us” or “our”), $0.001 par value per share (the “Common Stock”), which are issuable pursuant to, or upon exercise and/or vesting of, awards that have been granted or may be granted under Xfone, Inc.’s 2007 Stock Incentive Plan (the “2007 Plan”).  Under the 2007 Plan, a total of 8,000,000 shares of Common Stock are available for issuance as or upon the exercise of options, stock awards and performance awards to our employees, our Affiliates (which is defined in the 2007 Plan to include, among others, (i) any subsidiary of the Company, (ii) any Parent of the Company, (iii) any corporation, or trade or business (including, without limitation, a partnership, limited liability company or other entity) which is directly or indirectly controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates, (iv) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee (as defined in the 2007 Plan); and (v) any executive officer, director or ten percent (10%) shareholder of the Company ), and/or consultants.

This Registration Statement also includes a reoffer prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3, which may be utilized for reofferings and resales on a continuous or a delayed basis in the future related to the following.

•
Up to 6,950,000 of the shares of Common Stock with respect to which the reoffer prospectus relates for reoffers and resales by Selling Stockholders who are our officers, directors and may be our “affiliates,” as defined in Rule 405 of the Securities Act, who may acquire such shares upon exercise of awards granted under the 2007 Plan.  We do not know whether any of such Selling Stockholders will be granted awards under the 2007 Plan, will use this reoffer prospectus in connection with the offer or sale of any shares of Common Stock, or, if this reoffer prospectus is so used, how many shares of Common Stock will be offered or sold.  Such Selling Stockholders may resell all, a portion, or none of the shares that they may acquire pursuant to the 2007 Plan.  Pursuant to Rule 424(b) under the Securities Act, we will supplement this prospectus with the number of shares of Common Stock, if any, to be offered or sold by such Selling Stockholders as that information becomes known.

•
1,050,000 shares of Common Stock which are issuable upon exercise of awards granted to three executive officers of one of our subsidiaries, NTS Communications, Inc., who are named herein, which were received prior to the filing of this Registration Statement.

The reoffer prospectus does not contain all of the information included in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement, as permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”).  Statements contained in this reoffer prospectus as to the contents of any agreement, instrument or other document referred to herein are not necessarily complete.  With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant has sent or given or will send or give documents containing the information specified by Part I of this Registration Statement to participants in the 2007 Plan, as specified in Rule 428(b)(1)(i) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant is not filing such documents with the Commission, but these documents constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

8,000,000 shares
of
Common Stock

We are registering 8,000,000 shares of our Common Stock, $0.001 par value per share (the “Common Stock”), for resale from time to time by the Selling Stockholders identified in this Prospectus, or to be named by prospectus supplement, which have been issued or are issuable to them upon exercise of awards granted to them under our 2007 Stock Incentive Plan (the “2007 Plan”).  We will not receive any proceeds from the sale of shares of Common Stock pursuant to this reoffer prospectus. The Selling Stockholders identified herein will acquire the shares pursuant to awards granted or to be granted under our 2007 Plan and may resell all, a portion, or none of the shares of Common Stock from time to time.

This reoffer prospectus has been prepared for the purpose of registering 1,050,000 shares of Common Stock to be reoffered or resold by the Selling Stockholders under the Securities Act of 1933, as amended (the “Securities Act”) to allow for future sales by the Selling Stockholders named herein, as well as those currently unknown but to be named as they become known, on a continuous or delayed basis, to the public without restriction.  Each Selling Stockholder that sells shares of our Common Stock pursuant to this reoffer prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act.  Any commissions received by a broker or dealer in connection with resales of shares may be deemed to be underwriting commissions or discounts under the Securities Act.

You should carefully read this Prospectus together with the documents we incorporate by reference before you invest in our Common Stock.

Our Common Stock is traded on the NYSE Amex LLC (formerly, the American Stock Exchange and the NYSE Alternext US LLC) (“NYSE Amex”) and the Tel Aviv Stock Exchange (“TASE”) under the symbol “XFN”. On April 3, 2009, the closing price of our Common Stock was $0.56 (NYSE Amex) / 2.132 NIS (TASE).

INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. CONSIDER CAREFULLY THE “RISK FACTORS” DETAILED ON PAGES 9-17 OF THIS PROSPECTUS BEFORE INVESTING.

You should rely only on the information contained in or incorporated by reference in this Prospectus. We have not, and the Selling Stockholders have not, authorized anyone, including any salesperson or broker, to give oral or written information about this offering, Xfone, Inc., or the shares of Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it. The Selling Stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this Prospectus is accurate only as of the date on the front cover of this Prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This Prospectus is not an offer to sell any securities other than the shares of Common Stock offered hereby. This Prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is April 8, 2009

TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this Prospectus.
We encourage you read the entire Prospectus.

SUMMARY

General

As used in this Prospectus, references to “the Company”, “we”, “our”, “ours” and “us” refer to Xfone, Inc. and consolidated subsidiaries, unless otherwise indicated. References to “Xfone” refer to Xfone, Inc. In addition, references to our “financial statements” are to our consolidated financial statements except as the context otherwise requires.

We prepare our financial statements in United States dollars and in accordance with generally accepted accounting principles as applied in the United States, referred to as U.S. GAAP. In this Prospectus, references to “$” and “dollars” are to United States dollars, “£”, “UKP”, or “GBP” are to British Pound Sterling, and references to “NIS” and “shekels” are to New Israeli Shekels.

About Our Company

Xfone, Inc. was incorporated in Nevada, U.S.A. in September 2000. We are a holding and managing company with operations in the United States, the United Kingdom and Israel offering a wide range of services, including: local, long distance and international telephony services; video; prepaid and postpaid calling cards; cellular services; Internet services; messaging services (Email/Fax Broadcast, Email2Fax and Cyber-Number); and reselling opportunities. We serve customers worldwide.

We have two wholly owned subsidiaries in the United Kingdom, three wholly owned subsidiaries in the United States, and one majority owned subsidiary in Israel. These subsidiaries, and their consolidated subsidiaries, are shown in the following diagram:

Where You Can Find Us

Our principal executive offices are located at 5307 W Loop 289, Lubbock, Texas 79414, USA.

Our telephone number is 806-771-5212, and our facsimile number is 806-788-3398.  Our website is www.xfone.com.   The information contained on our website does not form part of this Prospectus.

About This Offering

Shares of Common Stock, $0.001 par value per share, offered by the Selling Stockholders:	8,000,000 shares
Shares of Common Stock, $0.001 par value per share, outstanding prior to this offering:	18,376,075 shares
Shares of Common Stock, $0.001 par value per share, outstanding after this offering:	18,376,075 shares
Use of proceeds:
We will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholders identified in this Prospectus. The Selling Stockholders will receive all net proceeds from the sale of the shares of our Common Stock offered by this Prospectus.

We will receive up to approximately $2,933,700 in proceeds from the exercise of the options already granted under the 2007 Plan if and to the extent that any such options are exercised by the Selling Stockholders identified herein.

Risk Factors:
An investment in our Common Stock is subject to significant risks. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 9 as well as other information set forth in this Prospectus, including our financial statements and related notes.

Dividend policy:	We have not paid any dividends on our Common Stock during the last three fiscal years, and we do not anticipate the declaration or payment of any dividends at any time in the foreseeable future.
NYSE Amex LLC and Tel Aviv Stock Exchange Symbol:	XFN

Summary Consolidated Financial Information

The following table presents summary consolidated financial information for the Company. You should read this information together with the financial statements and the notes thereto, and the information under “Management's Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated by reference herein.

Effective January 1, 2007, the Company changed its functional and reporting currency from GBP to the U.S. dollar for the reason that the majority of the Company's transactions and balances are denominated in U.S. dollars.

IN POUNDS and US DOLLARS	December 31, 2008 (Audited)	December 31, 2007 (Audited)	December 31, 2006 (Audited)	December 31, 2005 (Audited)	December 31, 2004 (Audited)
Revenues			£19,353,771	£14,113,748	£11,330,116
	$90,338,980	$44,723,934	$37,914,037	$24,346,215	$21,867,124
Operating Profit (loss)			£528,342	£(45,746)	£112,782
	$4,814,196	$(1,029,442)	$1,035,022	$(78,913)	$217,670
Net Income (loss)			£337,262	£26,078	£39,874
	$2,047,237	$(1,283,892)	$660,696	$44,983	$76,958
Basic EPS			£0.033	£0.004	£0.007
	$0.116	$(0.109)	$0.065	$0.007	$0.013
Total Assets			£16,859,083	£11,907,114	£5,343,284
	$103,104,747	$67,049,327	$33,026,944	$20,539,772	$10,312,537
Long-Term Liability			£1,191,337	£1,471,211	£651,863
	$33,720,145	$23,279,296	$2,333,830	$2,537,839	$1,258,096

RISK FACTORS

You should carefully consider the risks described below before buying Common Stock offered in this offering. The risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the adverse events described in this risk factors section actually occur, our business, results of operations and financial condition could be materially adversely affected, the trading price of our Common Stock could decline and you might lose all or part of your investment. We have had operating losses from time to time and cannot assure that we will be profitable in the foreseeable future. We make various statements in this section which constitute “forward-looking” statements under Section 27A of the Securities Act.

An investment in our securities involves a high degree of risk. We cannot assure prospective investors that we will continue operations or make a profit in the future. No purchase of Common Stock should be made by any person who cannot afford a total loss of his or her investment.

In addition to the other information provided in this Prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any Common Stock.

RISKS RELATED TO OUR BUSINESS

WHILE WE ACT IN COMPLIANCE WITH THE GENERAL CONDITIONS OF ENTITLEMENT IN THE UNITED KINGDOM AND ACCORDING TO OUR LICENSES IN THE UNITED STATES AND ISRAEL, IF WE DO NOT COMPLY WITH AND CONTINUE TO FOLLOW THE TERMS OF SUCH REGIMES AND/OR LICENSES AND THE RELEVANT LAWS AND REGULATIONS, WE COULD LOSE OUR ENTITLEMENT AND/OR LICENSES TO CONDUCT OUR BUSINESSES IN THESE JURISDICTIONS.

Not complying with, or indeed violating the conditions of our licenses and the related laws and regulations could lead to the loss of, material changes to, or freezing of our entitlement and/or licenses which could have a material adverse effect on our operations. Without such authorization or licenses we would not be able to provide any approved and/or licensed services, resulting in a loss of revenues. Such violations of our licenses in the U.S. or Israel could lead to monetary penalties.

WE ARE SUBJECT TO EXTENSIVE REGULATION IN THE UNITED STATES, THE UNITED KINGDOM, ISRAEL AND OTHER FOREIGN COUNTRIES WHICH MAY LEAD US TO INCUR INCREASED BUSINESS COSTS AND HAVE NEGATIVE EFFECTS UPON OUR BUSINESS INCLUDING REVENUES AND POTENTIAL PROFITABILITY.

We serve customers in many countries, all of which have different regulations, jurisdictions, and standards and controls related to licensing, telecommunications, import/export, currency and trade. Regulatory changes pertaining to future regulatory classification of Internet related telephone services, otherwise known as VOIP telephony, may lead to burdensome regulatory requirements and fees, as well as additional interconnection fees to carriers and changes in access charges, universal service, and regulatory fee payments, which would affect our international and long distance services related costs and may have a material impact upon our ability to conduct business, as well as our revenues. Our compliance with foreign rules and regulations may lead to increased costs of doing business or reduced revenues from having to decrease or eliminate our business in certain foreign countries, all of which may negatively affect our potential profitability.

IF OUR TELECOMMUNICATIONS INFRASTRUCTURE OR EQUIPMENT IS DAMAGED OR INOPERATIVE, WE MAY NOT BE ABLE TO PROVIDE SERVICE TO OUR CUSTOMERS.

We rely on our telecommunications equipment, including, but not limited to our switchboard and switches, to provide services to our customers. In the event that such equipment is not able to provide the services for which it is then used, we may not be able to provide services to our customers. While we have back-up for much of this equipment, if any portion of the equipment is unavailable for any extended period of time, it will be difficult to provide service to our customers, might give rise to the ability of our customers to terminate agreements with us, and would generally have a detrimental effect on retaining our customers. In addition, if we are unable to provide service, our customers in the U.S. could lose access to 911 and would not be able to access health and safety services in an emergency. This could result in potential liability for claims of property damage, personal injury, and death because a customer could not contact emergency health and safety services. This also might give rise to the ability of our customers to terminate agreements with us, and would generally have a detrimental effect on retaining our customers.

IF OUR SUPPLIERS' TELECOMMUNICATIONS INFRASTRUCTURE IS DAMAGED, IT COULD INCREASE OUR EXPENSES AND WE MAY NOT BE ABLE TO PROVIDE SERVICE TO OUR CUSTOMERS.

We rely on certain suppliers' telecommunications infrastructure in order to provide services to our customers. If their ability to supply such services to us is damaged in any way, we may be required to incur additional costs to replace such services and we may not be able to provide service to our customers.

IF OUR INFORMATION AND BILLINGS SYSTEMS ARE UNABLE TO FUNCTION PROPERLY AS OUR OPERATIONS GROW, WE MAY EXPERIENCE SYSTEM DISRUPTIONS, REDUCED LEVELS OF CUSTOMER SERVICE AND A DECLINING CUSTOMER BASE AND REVENUES.

Over the past two years, our business revenues and operations have increased significantly. We now handle millions of transactions on a daily basis with hundreds of thousands of customers and users located in many countries. Accordingly, our information and billing systems are under increasing stress. We use internally developed and acquired systems to operate our services and for transaction processing, including billing and collections processing. We must continually improve these systems in order to meet the level of use. Furthermore, in the future, we may add features and functionality to our products and services using internally developed or third party licensed technologies. Our inability to add software and hardware or develop and upgrade existing technology, transaction processing systems and network infrastructure to meet increased volume through our processing systems or provide new features or functionality, may cause system disruptions, slower response times, reductions in levels of customer service, decreased quality of the user's experience, collection difficulties, and delays in reporting accurate financial information. Any such failure could cause system disruptions, reduced levels of customer service, and a declining customer base and revenues.

WE SERVE AN EXTREMELY LARGE NUMBER OF CUSTOMERS / USERS AND ARE THUS AT RISK FOR CLASS ACTION LAWSUITS.

Class action lawsuits have become much more popular in both the United States and Israel where we have much of our operations, and because we provide services to so many customers / users, it is possible that such customers / users may join together in a large or expensive class action to initiate an action. On December 16, 2008, Omer Fleisig filed a request to approve a claim as a class action (the "Class Action Request") against Xfone 018 Ltd. ("Xfone 018"), a 69% owned Israel based subsidiary of the Company, and Israel 10 - Shidury Haruts Hahadash Ltd., an entity unrelated to the Company ("Israel 10"), in the District Court in Petach Tikva, Israel.  Fleisig attempted to participate in a television call-in game show, which was produced by Israel 10, using Xfone 018’s international telecom services. The claim alleges that although Fleisig's two attempts to participate in the show were unsuccessful because he received a busy signal when trying to call in, he was billed by Xfone 018 for both attempts. Fleisig seeks damages for the billed attempts. He was billed approximately $2.50 for the calls. The Class Action Request states total damages of NIS 24,750,000 (approximately $5,856,602) which reflects Fleisig's estimation of damages caused to all participants in the game show which (pursuant to the Class Action Request)  allegedly received a busy signal while trying to call in to the game during a certain  period defined in the Class Action Request. All parties are currently attempting to reach an understanding regarding the scope of the Class Action Request and its justification, if at all. As of March 31, 2009, this matter is pending. Approval of the Class Action Request could result in substantial costs, potential liabilities and the diversion of management’s attention and resources, subsequently causing a material adverse affect on our financial condition and results of operations.

TERRORIST ATTACKS, WAR, OR ARMED CONFLICT OR POLITICAL / ECONOMIC EVENTS OR UPHEAVALS MAY LEAD TO A DISRUPTION IN OUR SERVICES AS WELL AS DECREASED DEMAND.

Terrorist attacks in the United States, the United Kingdom, or Israel, as well as the United States and the United Kingdom's involvement in Iraq or in armed conflict or political / economic events in countries where we conduct business, may negatively impact consumers' confidence in relying on alternative communication lines and spending in the countries where we conduct our business. Certain of our key employees, officers and directors are residents of Israel. Accordingly, armed conflicts between Israel and its neighbors, terrorism, political and economic conditions in Israel directly affect the Company's business. Any such occurrences could lead to an interruption in our services and could negatively affect our revenues and results of operations. Moreover, the governments in those countries might take extreme measures that could prohibit access to alternative communication lines.

NATURAL DISASTERS AND ACTS OF G.OD MAY RESULT IN INCREASED COSTS.

Our wholly owned subsidiary Xfone USA, Inc. is positioned in an environment which has a higher than average propensity to experience hurricanes. In 2005, we suffered adverse affects to our business from Hurricane Katrina. Additionally, our principal executive offices, which are also the headquarters of our wholly owned subsidiaries NTS Communications, Inc. and Xfone USA, Inc., are located in Lubbock, Texas, which is a location where tornadoes are most frequent. In the event of another hurricane, or tornado, the cost of restructuring our facilities, as well as the time spent in rebuilding and organizing our infrastructure might be long and costly. There is no guarantee that we will not be negatively affected in the future by other natural disasters, hurricanes, tornadoes or acts of G.od.

IF WE ARE UNABLE TO OBTAIN FINANCING AS WE GROW OUR BUSINESS, WE MAY HAVE TO CURTAIL OUR PLANS AND THE VALUE OF YOUR INVESTMENT MAY BE NEGATIVELY AFFECTED.

Our future business will involve substantial costs, primarily those costs associated with capital expenses associated with network deployment and upgrades, marketing, business development, and possible mergers and acquisitions. If our revenues are insufficient to fund our operations as we grow our business, we may need traditional bank financing or financing from debt or equity offerings. However, if we are unable to obtain financing when needed, we may be forced to curtail our operations, which could negatively affect our revenues and potential profitability and the value of your investment. There can be no assurance that we will be able to obtain additional financing when needed or if available that it will be on commercially reasonable terms.

THE COMPANY MIGHT BE REGARDED AS A LOCAL TAX RESIDENT IN COUNTRIES OTHER THAN THE UNITED STATES.

The Company was incorporated in Nevada, U.S.A, and accordingly is a US tax resident and is taxed in the US. To the best knowledge of the Company, and based on consultancy provided by its accountants, the Company is not a tax resident in any other country in which it conducts business (directly or indirectly through local subsidiaries). However, there is no assurance that none of the local tax authorities in these countries will determine that the Company is a local tax resident, and thus we recommend that the investors examine the tax implication of such potential classification. Any determination by such local tax authorities could have an adverse effect on our results of operations or the consequences of your investment in our securities.

SHOULD OUR AGREEMENTS WITH OUR PRINCIPAL SUPPLIERS, AT&T INC., BRITISH TELECOMMUNICATIONS OR BEZEQ THE ISRAEL TELECOMMUNICATION CORP.  LIMITED BE CANCELLED, OUR OPERATIONS WILL BE NEGATIVELY IMPACTED.

We are dependent on several of our principal suppliers. However, these suppliers are required to provide us with services according to the relevant regulations and their licenses to operate as a telecommunications provider in the relevant jurisdictions. Should our agreements involving our principal suppliers, AT&T, Inc., British Telecommunications or Bezeq The Israel Telecommunication Corp. Limited be cancelled, our operations may be negatively affected.

WE ARE DEPENDENT ON THE TARRIFS OF THE PRIMARY NETWORK PROVIDERS IN THE UK

Many of our UK customers use our services as alternatives to those provided by their primary network supplier (e.g. BT, Vodafone, O2). Should the primary network suppliers adversely change the charges they make on their customers for connecting to our services, then our services will be less attractive and we would be likely to suffer a loss of customers.

WE MAY BE UNABLE TO ADEQUATELY COMPETE WITH OUR COMPETITORS.

The telecommunications business is a very competitive one. Our competitors may be able to adapt more quickly to changes in customer needs or to devote greater resources than we can to developing and expanding our services. Such competitors could also attempt to increase their presence in our markets by forming strategic alliances with other competitors, by offering new or improved products or services or by increasing their efforts to gain and retain market share through competitive pricing. Companies which currently view our services as complementary to their own (such as mobile network operators) may decide, where the regulatory regime permits, to change this policy and bar their customers from accessing our services or charge their customers a premium to access our services. As the market for our services matures, price competition and penetration into the market will intensify. Such competition may adversely affect our gross profits, margins and results of operations. There can be no assurance that we will be able to continue to compete successfully with existing or new competitors.

OUR MANAGEMENT DECISIONS ARE MADE BY OUR FOUNDER AND CHAIRMAN OF OUR BOARD OF DIRECTORS, ABRAHAM KEINAN, AND OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER, GUY NISSENSON, AND OUR TREASURER, CHIEF FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING OFFICER, NIV KRIKOV; IF WE LOSE THEIR SERVICES, OUR OPERATIONS WILL BE NEGATIVELY IMPACTED.

The success of our business is largely dependent upon the expertise of our Chairman of the Board, Abraham Keinan, our President, Chief Executive Officer and Director, Guy Nissenson, and our Treasurer, Chief Financial Officer and Principal Accounting Officer, Niv Krikov. Because Messrs Keinan, Nissenson and Krikov are essential to our operations, you must rely on their management decisions. We have not obtained any “key man” life insurance relating to Messrs Keinan, Nissenson or Krikov. There is no assurance that we would be able to hire and retain another Chairman of the Board, President/Chief Executive Officer, or Treasurer/Chief Financial Officer/ Principal Accounting Officer with comparable expertise. As a result, the loss of either Mr. Keinan's, Mr. Nissenson's or Mr. Krikov’s services could have a materially adverse affect upon our business, financial condition, and results of operation.

WE ARE ADVERSELY AFFECTED BY THE DEVALUATION OF THE DOLLAR AGAINST THE NEW ISRAELI SHEKEL AND COULD BE ADVERSELY AFFECTED BY THE RATE OF INFLATION IN ISRAEL.

Substantially all of our revenues are generated in U.S. dollars. Substantially all of our long-term debt is incurred in NIS and linked to the CPI in Israel. As a result, inflation in Israel and/or the devaluation of the U.S. dollar in relation to the NIS has and may continue to have the effect of increasing the cost in U.S. dollars of financing expenses; hence, our U.S. dollar-measured results of operations are and may continue to be adversely affected. Because exchange rates between the NIS and the U.S. dollar fluctuate continuously, exchange rate fluctuations have an impact on our profitability and period-to-period comparisons of our results of operations. During 2008, the value of the U.S. dollar decreased in relation to the NIS by 1.14%, and the inflation rate in Israel was 3.8% and as such affected our results of operations in 2008. If this trend continues, it will continue to adversely affect our result of operations.

WE ARE ADVERSELY AFFECTED BY THE DEVALUATION OF THE BRITISH POUND AGAINST THE US DOLLAR AND EURO.

Substantially all of our purchases of telecom ‘minutes’ by our UK operations are for international calls, which are ultimately priced in relation to the US dollar or the Euro. Devaluation of the British Pound in relation to these currencies will increase our costs and decrease our margin on products where it is not possible to pass on cost increases to customers due to the general market environment.

OUR MANAGEMENT HAS SIGNIFICANT CONTROL OVER STOCKHOLDER MATTERS AND THEY WILL BE ABLE TO ELECT OUR DIRECTORS AND ACCORDINGLY CONTROL OUR OPERATIONS.

As of the date of this Prospectus, our Chairman of the Board, Abraham Keinan, beneficially owns 18% of our Common Stock. Our President, Chief Executive Officer, and Director, Guy Nissenson beneficially owns 0.61% of our Common Stock and has significant influence over an additional 6.55% of our Common Stock, which is owned by Campbeltown Business Ltd., an entity owned and controlled by Mr. Nissenson and his family. In addition, certain stockholders provided Mr. Nissenson and Mr. Keinan with irrevocable proxies representing a total of 5.59% of our Common Stock.

In addition, Shemer S. Schwartz, a director, beneficially owns 0.048% of our Common Stock, and our wholly owned subsidiary, Swiftnet Limited, beneficially owns 0.71% of our Common Stock. Therefore, our management potentially may vote 31.508% of our Common Stock, without giving effect to the issuance of any shares upon the exercise of outstanding warrants or options. As such, our management may have control over the outcome of matters submitted to a vote of the holders of our Common Stock, including the election of our directors (who serve on a classified Board of Directors, with staggered terms of office), amendments to our articles of incorporation and bylaws and approval of significant corporate transactions. Additionally, our management may be able to delay, deter or prevent a change in our control that might be beneficial to our other stockholders. We need to emphasize the fact that management could make substantial decisions that could be protected under the business judgment rule, and not necessarily satisfy minority shareholders (for example, expanding the territory of operation at heavy costs, or by limiting the territory of our operations in order to save capital).

In addition to the foregoing, our Chairman of the Board, Abraham Keinan, and our President, Chief Executive Officer, and Director, Guy Nissenson, exercise significant control over stockholder matters through a September 28, 2004 Voting Agreement between Mr. Keinan, Mr. Nissenson and Campbeltown Business, Ltd., an entity owned and controlled by Mr. Nissenson and his family. This agreement, which is for a term of 10 years, provides that: (a) Messrs. Keinan and Nissenson and Campbeltown Business, Ltd. agree to vote any shares of our Common Stock controlled by them only in such manner as previously agreed by all these parties; and (b) in the event of any disagreement regarding the manner of voting, a party to the agreement will not vote any shares, unless all the parties have settled the disagreement.

CERTAIN OF OUR EXISTING CREDIT FACILITIES CONTAIN A NUMBER OF RESTRICTIONS AND OBLIGATIONS THAT MAY LIMIT OUR FINANCIAL FLEXIBILITY.

Our credit facilities contain a number of restrictive covenants that limit our financial flexibility. These covenants, among other things, restrict our right to pledge our assets, make loans or give guarantees, and engage in mergers or consolidations. Our ability to continue to comply with these and other obligations depends in part on the future performance of our business. There can be no assurance that such obligations will not have a materially adverse affect on our ability to finance our future operations.

RISKS RELATED TO OUR COMMON STOCK

THERE IS A LIMITED MARKET FOR OUR COMMON STOCK, AND AN ACTIVE TRADING MARKET FOR OUR COMMON STOCK MAY NEVER DEVELOP, WHICH MAY MAKE IT DIFFICULT TO RESELL YOUR SHARES.

Trading in our stock has been limited and has been characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. Therefore, shareholders should be aware that the lack of exposure to our stock in the investment community could consequently be reflected by a lack of market trading upon the issuance of material information that could be perceived as disappointing or very encouraging from a market point of view. This could result in an inability for shareholders to be able to dispose of their shares.

THE MARKET PRICE OF OUR COMMON STOCK MAY BE VOLATILE AND YOU MAY NOT BE ABLE TO RESELL YOUR SHARES AT OR ABOVE THE PRICE YOU PAID FOR THEM, OR AT ALL.

The stock markets in general have experienced during the past few years extreme price and volume fluctuations. The market prices of securities of technology companies have been extremely volatile, and have experienced fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These broad market fluctuations could adversely affect the market price of our Common Stock. For example, during 2003, the market price of our Common Stock fluctuated between $0.35 and $6.00; during 2004, the market price of our Common Stock fluctuated between $1.95 and $5.75; during 2005, the market price fluctuated between $2.30 and $4.29; during 2006, the market price fluctuated between $2.18 and $3.84; during 2007, the market price fluctuated between $2.34 and $3.88; and during 2008, the market price fluctuated between $0.57 and $3.90.  During the first quarter of 2009, the market price of our Common Stock traded on the NYSE Amex fluctuated between $0.47 and $0.81.

The market price of our Common Stock may continue to fluctuate substantially due to a variety of factors, including:

•	any actual or anticipated fluctuations in our or our competitors' revenues and operating results;
•	shortfalls in our operating results from levels forecast by us or by securities analysts;
•	public announcements concerning us or our competitors;
•	the introduction or market acceptance of new products or service offerings by us or by our competitors;
•	changes in product pricing policies by us or our competitors;
•	changes in security analysts' financial estimates;
•	changes in accounting principles;
•	sales of our shares by existing shareholders; and
•	the loss of any of our key personnel.

In addition, economic, political, and market conditions and military conflicts and, in particular, those specifically related to Israel, may affect the market price of our shares.

OUR SHARES OF COMMON STOCK ARE TRADED ON MORE THAN ONE MARKET AND THIS MAY RESULT IN PRICE VARIATIONS.

Our shares of Common Stock are currently traded on the NYSE Amex and the Tel Aviv Stock Exchange. Trading in our shares of Common Stock on these markets takes place in different currencies (dollars on the NYSE Amex, and NIS on the TASE), and at different times (resulting from different time zones, different trading days and different public holidays in the United States and Israel). The trading prices of our Common Stock on these two markets may differ due to these and other factors. Any decrease in the trading price of our shares of Common Stock on one of these markets could cause a decrease in the trading price of our shares of Common Stock on the other market.

FUTURE SALES OF OUR SHARES IN THE PUBLIC MARKET OR ISSUANCES OF ADDITIONAL SECURITIES COULD CAUSE THE MARKET PRICE FOR OUR SHARES OF COMMON STOCK TO FALL.

As of April 3, 2009, we had 18,376,075 shares of Common Stock issued and outstanding. In addition, we have reserved 5,489,595 shares of Common Stock for issuance under our 2004 Stock Option Plan, 8,000,000 shares of Common Stock for issuance under our 2007 Stock Incentive Plan, and 5,878,972 shares of Common Stock underlying warrants. We also have a contractual obligation to issue warrants to purchase an aggregate of 482,179 shares of our Common Stock to two former employees of Xfone USA, Inc. If a large number of shares of our Common Stock is sold in a short period, the price of our Common Stock would likely decrease.

RISKS RELATED TO OUR NON-CONVERTIBLE BONDS

WE ARE A HOLDING AND MANAGING COMPANY AND OUR ABILITY TO MEET OUR OBLIGATIONS UNDER THE NON-CONVERTIBLE BONDS LARGELY DEPENDS UPON THE FINANCIAL CONDITION AND INDEBTEDNESS OF OUR OPERATING SUBSIDIARIES.

We are a holding and managing company with no significant assets other than our interest in our subsidiaries. Therefore, our ability to make interest and principal payments on our non-convertible bonds largely depends upon the future performance and the cash flow of our operating subsidiaries. In addition, our non-convertible bonds are structurally subordinated to the indebtedness of our subsidiaries.

WE MAY NOT BE ABLE TO MAKE OUR DEBT PAYMENTS IN THE FUTURE.

Our ability to meet our debt obligations will depend on whether we can successfully implement our strategy, as well as on financial, competitive, and other factors, including some factors that are beyond our control. If we are unable to generate sufficient cash flow from operations to meet principal and interest payments on our debt, we may have to refinance all or part of our indebtedness. In addition, cash flows from our operations may be insufficient to repay in full at maturity our non-convertible bonds, in which case our non-convertible bonds may need to be refinanced. Our ability to refinance our indebtedness, including our non-convertible bonds, will depend on, among other things:

•	our financial condition at the time;
•	restrictions in agreements governing our debt; and
•	other factors, including market conditions.

We cannot ensure that any such refinancing would be possible on terms that we could accept or that we could obtain additional financing. If refinancing will not be possible or if additional financing will not be available, we may have to sell our assets under circumstances that might not yield the highest prices, or default on our debt obligations, including our non-convertible bonds, which would permit our bond holders and holders of other outstanding indebtedness to accelerate their maturity dates.

OUR INDEBTEDNESS AND DEBT SERVICE OBLIGATIONS HAVE INCREASED WITH THE ISSUANCE OF OUR NON-CONVERTIBLE BONDS IN DECEMBER 2007, WHICH MAY ADVERSELY AFFECT OUR CASH FLOW, CASH POSITION AND SHARE PRICE.

If we are unable to generate cash or raise additional cash financings sufficient to meet our obligations and need to use existing cash or liquidate investments in order to fund our obligations, we may have to delay or curtail marketing and network development programs. Our indebtedness could have significant additional negative consequences, including, without limitation:

•
requiring the dedication of a portion of our expected cash flow to service our indebtedness, thereby reducing the amount of our expected cash flow available for other purposes, including funding our marketing programs and other capital expenditures;

•	increasing our vulnerability to general adverse economic conditions;
•	limiting our ability to obtain additional financing; and
•	placing us at a possible competitive disadvantage to less leveraged competitors and competitors that have better access to capital resources.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Prospectus contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this Prospectus, the words "anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in “Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our latest Annual Report which is incorporated by reference herein. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this Prospectus. Subject at all times to relevant securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

USE OF PROCEEDS

The Selling Stockholders will receive all proceeds from the sale of the shares of our Common Stock in this offering. We will not receive any of the proceeds from the sale of shares of our Common Stock by the Selling Stockholders. We will pay all expenses (other than transfer taxes) of the Selling Stockholders in connection with this offering.

We will receive proceeds of up to approximately $2,933,700 from the exercise of the stock options already granted under the 2007 Plan if and to the extent that any such options are exercised by the Selling Stockholders.

DETERMINATION OF OFFERING PRICE

Our Common Stock is traded on the NYSE Amex and the TASE under the symbol “XFN”. On April 3, 2009, the closing price of our Common Stock was $0.56 (NYSE Amex) / 2.132 NIS (TASE).

The Selling Stockholders may offer to sell the shares of Common Stock being offered in this Prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

The Selling Stockholders may, from time to time, sell all or a portion of the shares of Common Stock on any market where our Common Stock may be listed or quoted (currently the NYSE Amex and the Tel Aviv Stock Exchange), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.  Consequently, there is no offering price being established for the shares.  See “Plan of Distribution” below for additional information.

DILUTION

As of April 3, 2009, we had 18,376,075 shares of Common Stock issued and outstanding or 29,520,047  shares of Common Stock issued and outstanding on a fully diluted basis. This number includes the shares issuable upon exercise of the options already granted to, and held by, the Selling Stockholders identified herein. The offering by the Selling Stockholders will not have a dilutive effect on our Common Stock.

SELLING STOCKHOLDERS

Under our Stock Incentive Plan, a total of 8,000,000 shares of our Common Stock are available for issuance as or upon the exercise of options, stock awards and performance awards to our employees, our Affiliates (which is defined in the 2007 Plan to include, among others, (i) any subsidiary of the Company, (ii) any Parent of the Company, (iii) any corporation, or trade or business (including, without limitation, a partnership, limited liability company or other entity) which is directly or indirectly controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates, (iv) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee (as defined in the 2007 Plan); and (v) any executive officer, director or ten percent (10%) shareholder of the Company), or a consultant.

6,950,000 of the shares of Common Stock to which this reoffer prospectus relates are being registered for reoffers and resales by the Selling Stockholders who are our officers, directors and may be our “affiliates,” as defined in Rule 405 of the Securities Act, who may acquire such shares upon exercise of awards granted under the 2007 Plan. We do not know whether any of such individuals will be granted awards under the 2007 Plan, whether any of such Selling Stockholders will use this prospectus in connection with the offer or sale of any shares of Common Stock, or, if this prospectus is so used, how many shares of Common Stock will be offered or sold.  The selling stockholders may resell all, a portion, or none of the shares that they may acquire pursuant to the 2007 Plan.  Pursuant to Rule 424(b) under the Securities Act, we will supplement this prospectus with the number of shares of Common Stock, if any, to be offered or sold by such Selling Stockholders as that information becomes known.

In addition, the prospectus relates to an aggregate of 1,050,000 shares of Common Stock which are issuable upon exercise of stock options granted to the three Selling Stockholders identified below on February 26, 2008 under the 2007 Plan, and in accordance with the terms of each selling stockholder’s respective Employment Agreement with NTS Communications, Inc., the Company’s wholly owned subsidiary. All stock options are currently exercisable at an exercise price of $2.794 per share, and expire as to all shares on February 26, 2013.

The number of shares presented as owned in this table assumes that all options are fully exercised, and that all shares offered are sold.

In addition, certain unnamed non-affiliates may also use this reoffer prospectus for reoffers and resales of shares of Common Stock issuable under the 2007 Plan, if they hold less than the lesser of 1,000 shares or 1% of the aggregate shares of Common Stock issuable under the 2007 Plan, or 80,000 shares.

All expenses incurred with respect to the registration of the Common Stock will be bared by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the Selling Stockholders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of Common Stock beneficially owned by the Selling Stockholders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this Prospectus. All information contained in the table below is based upon information provided to us by the Selling Stockholders and we have not independently verified this information. The Selling Stockholders are not making any representation that any shares covered by this Prospectus will be offered for sale. The Selling Stockholders may from time to time offer and sell pursuant to this Prospectus any or all of the Common Stock being registered.

Except as indicated below in the notes to the tables below, none of the Selling Stockholders held any position or office with us, nor are any of the Selling Stockholders associates or affiliates of any of our officers or directors. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of Common Stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. Except as indicated below, no selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with the Securities and Exchange Commission rules, and includes investment power with respect to shares and shares owned pursuant to warrants or options exercisable within 60 days. The number of shares presented as owned in the tables assumes that all warrants and options are fully exercised, and the "Number of Shares Beneficially Owned after the Offering” columns assume the sale of all shares offered.

The percentages of shares beneficially owned are based on 18,376,075 shares of our Common Stock issued and outstanding as of April 3, 2009, and is calculated by dividing the number of shares that person beneficially owns by the sum of (a) the total number of shares outstanding on April 3, 2009, plus (b) the number of shares such person has the right to acquire within 60 days of April 3, 2009.

We may require the Selling Stockholders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related Registration Statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to the Offering	Percentage of Shares Beneficially Owned Prior to the Offering	Number of Shares Being Offered Hereby	Number of Shares to be Beneficially Owned After the Offering	Percentage of Shares to be Beneficially Owned After the Offering

Barbara Baldwin(1)	912,773	4.90%	250,000	662,773	3.56%
Brad Worthington(2)	454,787	2.42%	400,000	54,787	0.29%
Jerry Hoover(3)	411,928	2.19%	400,000	11,928	0.06%
Total:	1,779,488	9.16%	1,050,000	729,488	3.76%

(1)
Ms. Baldwin is the President, Chief Executive Officer and Director of Xfone USA, Inc. and NTS Communications, Inc., two of the Company’s wholly owned subsidiaries. The address for Ms. Baldwin is 6005 88th Street, Lubbock, TX 79424, U.S.A.

(2)	Mr. Worthington is an Executive Vice President and Chief Operating Officer of NTS Communications, Inc. The address for Mr. Worthington is 3517 158th Street, Lubbock, TX 79423, U.S.A.
(3)	Mr. Hoover is an Executive Vice President, and Chief Financial Officer of NTS Communications, Inc. The address for Mr. Hoover is 4818 100th Street, Lubbock, TX 79424, U.S.A.

PLAN OF DISTRIBUTION

The Selling Stockholders may, from time to time, sell all or a portion of the shares of Common Stock on any market where our Common Stock may be listed or quoted (currently the NYSE Amex and the Tel Aviv Stock Exchange), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of Common Stock being offered for resale by this Prospectus may be sold by the selling security holders by one or more of the following methods:

•
block trades in which the broker or dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this Prospectus;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	privately negotiated transactions;
•	market sales (both long and short to the extent permitted under the federal securities laws);
•	at the market to or through market makers or into an existing market for the shares;
•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
•	a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the Selling Stockholders of its options or shares of Common Stock to any pledgee, donee or other transferee, we will amend this Prospectus and the Registration Statement of which this Prospectus forms a part by the filing of a prospectus supplement or a post-effective amendment in order to have the pledgee, donee or other transferee in place of the Selling Stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of Common Stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of Common Stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of Common Stock as principal may thereafter resell the shares of Common Stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the sale of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the Selling Stockholders may pledge shares of Common Stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, their broker may offer and sell the pledged shares of Common Stock from time to time. Upon a sale of the shares of Common Stock, the Selling Stockholders intend to comply with the Prospectus delivery requirements under the Securities Act by delivering a Prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the Selling Stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this Registration Statement will be filed disclosing the name of any broker-dealers, the number of shares of Common Stock involved, the price at which the Common Stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and other facts material to the transaction. We and the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the Common Stock.

Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of Common Stock will be borne by the Selling Stockholders, the purchasers participating in such transaction, or both.

Any shares of Common Stock covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this Prospectus.

DESCRIPTION OF SECURITIES

Capitalization

Common Stock:

Authorized - 75,000,000 (par value $0.001)

Issued and outstanding as of April 3, 2009 - 18,376,075

Preferred Stock:

Authorized / Issued and outstanding as of April 3, 2009 - None

Pursuant to a resolution of the Board of Directors of the Company dated July 11, 2006, in connection with the listing of the shares of the Company on the TASE,  the Company agreed that as long as its shares are listed for trading on the TASE,  the Company shall not create, issue or allot shares of a class other than the class listed for trading on the TASE, other than allotments or issuances that comply with the requirements of  Section 46B(A)(1) of the  Israel  Securities Law, 1968.

Treasury Stock:

Issued and outstanding as of April 3, 2009 - None

Warrants:

Issued and outstanding as of April 3, 2009 - 5,878,972

Each issued and outstanding warrant is exercisable into one share of Common Stock at an exercise price range of $2.86 - $6.80 per share.

The Company has a contractual obligation to issue warrants to purchase an aggregate of 482,179 shares of its Common Stock to two former employees of Xfone USA, Inc. 450,000 of such warrants are to be exercisable at $3.63 per share, 3,725 of such warrants are to be exercisable at $3.04 per share, and the remaining 28,454 shares are to be exercisable at $3.26 per share. The issuance of these warrants was subject to the approval of the NYSE Amex, the TASE and/or any other applicable exchange or market where our Common Stock is traded.  We received approval from the NYSE Amex on March 27, 2009. Approval from the TASE had been granted on August 27, 2008, but expired on February 25, 2009. The issuance of these warrants is pending our receipt of new approval from the TASE.

Options under the Company's 2004 Stock Option Plan:

Authorized - 5,500,000

Granted and outstanding as of April 3, 2009 - 4,215,000

Each granted and outstanding option is exercisable into one share of Common Stock at an exercise price range of $3.146 - $3.50 per share.

Plan Administrator (Pool + Terminated) as of April 3, 2009 - 1,274,595

Exercised as of April 3, 2009 - 10,405

Options under the Company's 2007 Stock Incentive Plan:

Authorized - 8,000,000

Granted and outstanding as of April 3, 2009 - 1,050,000

Each granted and outstanding option is exercisable into one share of Common Stock at an exercise price of $2.794 per share.

The Company has a contractual obligation to issue options to purchase an aggregate of 300,000 shares of Common Stock to Roni Haliva, the General Manager of Xfone 018 Ltd, pursuant to his employment contract dated August 26, 2007, at an exercise price of $3.50 per share, of which (i) options to purchase 75,000 shares will be exercisable after 12 months have elapsed from the commencement of his employment, but not before the qualifying date (the “First Exercise Date”); and (ii) options to purchase 18,750 shares will be exercisable at the end of every 3 month period, beginning after 3 months have elapsed from the First Exercise Date.  These options will expire 120 days after termination of Mr. Haliva’s employment with Xfone 018 Ltd. As of April 3, 2009 the options have not yet been granted.

Pursuant to a Board of Directors resolution dated May 9, 2007, the Company has a contractual obligation to issue options to purchase a certain amount of shares of common stock to Niv Krikov, the Treasurer, Chief Financial Officer and Principal Accounting Officer of the Company, as to be recommended by the Chief Executive Officer of the Company and approved of the Board of Directors.

Plan Administrator (Pool + Terminated) as of April 3, 2009 - 6,950,000

Exercised as of April 3, 2009 - None

Series A Bonds:

On December 13, 2007 (the “Date of Issuance”), the Company accepted offers, for the issuance of securities to Israeli institutional investors, for total gross proceeds of NIS 100,382,100 (approximately $25,562,032, based on the exchange rate as of December 13, 2007) par value non-convertible bonds (Series A) (the “Bonds”). The Bonds were issued for an amount equal to their par value.

The Bonds accrue annual interest that is paid semi-annually on the 1st of June and on the 1st of December of every year from 2008 until 2015 (inclusive). The principal of the Bonds is repaid in eight equal annual payments on the 1st of December of every year from 2008 until 2015 (inclusive). The principal and interest of the Bonds are linked to the Israeli Consumer Price Index.

On November 4, 2008, the Company filed a public prospectus (the “Prospectus”) with the Israel Securities Authority (the “ISA”) and the Tel Aviv Stock Exchange ("TASE") for listing of the Bonds for trading on the TASE.  On November 11, 2008 (the “Date of Listing”), the Bonds commenced trading on the TASE. From the Date of Issuance until the Date of Listing, the Bonds accrued annual interest at a rate of 9%. As of the Date of Listing, the interest rate for the unpaid balance of the Bonds was reduced by 1% to an annual interest rate of 8%

The Bonds may only be traded in Israel.  The Bonds were rated A3 by Midroog Limited, an Israeli rating company which is a subsidiary of Moody’s Investor Services. On February 19, 2009, Midroog filed its annual monitoring report (the “Monitoring Report”) with the Tel-Aviv Stock Exchange. According to the Monitoring Report, Midroog’s rating committee reaffirmed the A3 rating assigned to the Bonds. However, the rating committee decided on a negative outlook on the rating of the Bonds, largely, but not exclusively, due to the increase of the risk level in the business environment in which the Company operates, resulting from the increasing recession in the United States and the threat it poses on the Company's business, since the Company’s core activity is based in the U.S.  While the Monitoring Report recognizes that the Company shows relative stability in its financial results and adherence to its expected cash flow coverage ratios, it cites the Company s currency exposure resulting from the New Israeli Shekel index-linked bonds in relation to the U.S. dollar, which is the Company’s major activity currency.

As of April 3, 2009, the principal balance of the Bonds (adjusted to the CPI) was NIS 91,495,342 (approximately $ 22,180,689).

Dividends

No cash dividend was declared in 2007, 2008 or through the date of this Prospectus.

Description of Rights and Liabilities of Common Stockholders

Dividend Rights - The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the board of directors of the Company may from time to time determine.

Voting Rights - Each holder of the Company's Common Stock is entitled to one vote for each share held on record on all matters submitted to the vote of stockholders, including the election of directors. All voting is non-cumulative, which means that the holder of more than fifty percent (50%) of the shares voting for the election of the directors can elect all the directors. The board of directors may issue shares for consideration of previously authorized but un-issued Common Stock without future stockholder action.

Classification of Board of Directors – On October 25, 2007, the Board adopted amendments to the Company’s Bylaws in order to, among other things, provide that the Board shall be comprised of not less than two (2), and no more than eight (8) directors, and to create a classified board by dividing the Board’s membership into three classes: Class A (three (3) directors), Class B (three (3) directors) and Class C (two (2) directors).  On December 17, 2007, the Company’s stockholders re-elected the eight directors then serving to Classes A, B and C created on October 25, 2007, to serve until re-elected or the election and qualification of their successors, or until their earlier resignation, removal or death.  The three classes had staggered terms of office and in accordance therewith, the Class A directors would serve for one year, and then would be up for re-election for a three-year term at the 2008 Annual Meeting of Stockholders, the directors serving in Class B of the Board would serve for two years, and then would be up for re-election for a three-year term at the 2009 Annual Meeting of Stockholders, and the directors serving in Class C of the Board would serve for three years, and then would be up for re-election for another three-year term at the 2010 Annual Meeting of Stockholders. Subsequently, the Board of Directors re-evaluated the structure of the Board, and felt that it would be in the best interests of the Company and its stockholders if each director served for a one-year term only. Accordingly, on January 15, 2009, the Board of Directors approved and adopted the Company’s Reamended and Restated Bylaws (the “2009 Amended Bylaws”), which, among other things, de-classified the Board from its previous 3-class structure. The 2009 Amended Bylaws provided that each director elected or re-elected at an Annual Meeting of Stockholders would serve until the next Annual Meeting, except for Abraham Keinan, Guy Nissenson and Shemer Shimon Schwarz, who were re-elected at the Company’s 2008 Annual Meeting of Stockholders as Class A directors in accordance with the previous classified structure, and will therefore next stand for re-election at the 2011 Annual Meeting of Stockholders. The 2009 Amended Bylaws also increased the Board size to be comprised of not less than two (2) and no more than ten (10) directors.

Except as set forth above, directors are elected at the annual meeting of stockholders by a plurality of votes and a separate vote for the election and/or re-election of directors shall be held at each annual meeting for each directorship having nominees for election and/or re-election at such annual meeting.

Liquidation Rights - Upon liquidation, the holders of the Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to such holders.

Preemptive Rights - Holders of Common Stock are not entitled to preemptive rights.

Redemption rights - No redemption rights exist for shares of Common Stock.

Sinking Fund Provisions - No sinking fund provisions exist.

Further Liability for Calls - No shares of Common Stock are subject to further call or assessment by the Company.

Potential Liabilities of Common Stockholders to State and Local Authorities - No material potential liabilities are anticipated to be imposed on stockholders under state statues. Certain Nevada regulations, however, require regulation of beneficial owners of more than 5% of the voting securities. Stockholders that fall into this category, therefore, may be subject to fines in circumstances where non-compliance with these regulations is established.

LEGAL REPRESENTATION

The validity of the issuance of the Common Stock offered hereby will be passed upon for us by Gersten Savage LLP, at 600 Lexington Avenue, New York, New York 10022.

EXPERTS

Our consolidated balance sheets as of December 31, 2007 and 2008 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended included in this Prospectus are in reliance on the report of Stark Winter Schenkein & Co., LLP, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

INTERESTS OF NAMES EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

TRANSFER AGENT

Our transfer agent is Transfer Online, Inc., located at 317 SW Alder Street, 2nd Floor Portland, OR 97204.

 DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents we have filed with the Commission are hereby incorporated by reference:

(a)	our Annual Report on Form 10-K, containing audited financial statements for the fiscal year ended December 31, 2008, filed with the Commission on April 1, 2009;

(b)	our Current Report on Form 8-K dated January 15, 2009, filed with the Commission on January 16, 2009;

(c)	our Current Report on Form 8-K dated February 19, 2009, filed with the Commission on February 19, 2009;

(d)	our Current Report on Form 8-K dated March 17, 2009, filed with the Commission on March 17, 2009;

(e)	our Current Report on Form 8-K dated April 1, 2009, filed with the Commission on April 1, 2009;

(f)
a description of the our Common Stock, par value $0.001 per share, contained in the Registration Statement on Form 8A filed with the Commission on June 3, 2005, filed by the Registrant to register the securities under the Securities Act, including all amendments filed for the purpose of updating such securities’ description; and

(g)	our Definitive Proxy Statement on Schedule 14A, filed with the Commission on November 10, 2008.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or incorporated by reference, or in any other subsequently filed document that also is or is deemed to be incorporated by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

In addition, all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

Xfone, Inc.
5307 W Loop 289,
Lubbock, TX 79414, USA
Attn: Alon Reisser
806.771.5212

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission under the Securities Act of 1933 a Registration Statement on Form S-8, of which this Prospectus forms a part, with respect to the shares being offered in this offering. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The omitted information may be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

In addition, we are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings (File No. 001-32521) are available to the public over the Internet at the SEC’s web site at www.sec.gov, and at our web site at www.xfone.com. You may also read and copy any document we file at the SEC’s Public Reference Room.  Copies of such material can be obtained from the Public Reference Room at prescribed rates.

Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the Registration Statement, each statement made in this Prospectus relating to such documents being qualified in all respect by such reference. For further information with respect to us and the securities being offered hereby, reference is hereby made to the Registration Statement, including the exhibits thereto.

Dealer Prospectus Delivery Obligation

You should rely only on the information incorporated by reference or contained in this Prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This Prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this Prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this Prospectus and the documents incorporated by reference are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this Prospectus.

8,000,000
 Shares
of
 Common Stock

PROSPECTUS

April 8, 2009

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents we have filed with the Commission are hereby incorporated by reference:

(h)	our Annual Report on Form 10-K, containing audited financial statements for the fiscal year ended December 31, 2008, filed with the Commission on April 1, 2009;

(i)	our Current Report on Form 8-K dated January 15, 2009, filed with the Commission on January 16, 2009;

(j)	our Current Report on Form 8-K dated February 19, 2009, filed with the Commission on February 19, 2009;

(k)	our Current Report on Form 8-K dated March 17, 2009, filed with the Commission on March 17, 2009;

(l)	our Current Report on Form 8-K dated April 1, 2009, filed with the Commission on April 1, 2009;

(m)
a description of the our Common Stock, par value $0.001 per share, contained in the Registration Statement on Form 8A filed with the Commission on June 3, 2005, filed by the Registrant to register the securities under the Securities Act, including all amendments filed for the purpose of updating such securities’ description; and

(n)	our Definitive Proxy Statement on Schedule 14A, filed with the Commission on November 10, 2008.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or incorporated by reference, or in any other subsequently filed document that also is or is deemed to be incorporated by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

In addition, all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Nevada Revised Statutes (“NRS”)

Under Nevada law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Under our Bylaws, the corporation shall indemnify any individual made a party to a proceeding because he is or was an officer, director, employee or agent of the corporation against liability incurred in the proceeding, all pursuant to and consistent with the provisions of NRS 78.751, as amended from time to time.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as they are incurred and in advance of the final deposition of the action, suit or proceeding, but only after receipt by the corporation of an undertaking by or on behalf of the officer or director on terms set by the Board of Directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

The indemnification permitted herein is intended to be to the fullest extent permissible under the laws of the State of Nevada, and any amendments thereto.

The Company's Bylaws

Article 7 of our Bylaws provides that subject to the laws of the State of Nevada, we shall indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to the Company, if it is determined by the Board that such person acted in good faith and in a manner which he reasonably believed was in the best interest of the Company.

Indemnification Agreements

Following a March 29, 2006 resolution of the Board of Directors of the Company, the Company has entered into indemnification agreements with its Directors and Officers.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Exhibit
4.1	Xfone, Inc. 2007 Stock Incentive Plan.
5.1	Opinion of Gersten Savage LLP.
23.1	Consent of Stark Winter Schenkein & Co., LLP dated April 8, 2009.
23.2	Consent of Yarel & Partners C.P.A. (Isr.) dated April 7, 2009.
23.3	Consent of Gersten Savage LLP (incorporated by reference to Exhibit 5.1).
24.1	Power of Attorney (contained on the signature page of this Registration Statement).

Item 9.	Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include, any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing previsions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, United Kingdom, on April 8, 2009.

XFONE, INC.

By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Guy Nissenson, as such person’s true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Abraham Keinan	Chairman of the Board	April 8, 2009
Abraham Keinan

/s/Guy Nissenson	President, Chief Executive Officer and Director	April 8, 2009
Guy Nissenson

/s/ Itzhak Almog	Director and Chairman of the Audit Committee and the Nominating Committee	April 8, 2009
Itzhak Almog

/s/Eyal J. Harish	Director	April 8, 2009
Eyal J. Harish

/s/ Israel Singer	Director and member of the Audit Committee	April 8, 2009
Israel Singer

/s/ Niv Krikov	Treasurer, Chief Financial Officer and Principal Accounting Officer	April 8, 2009
Niv Krikov

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1	Xfone, Inc. 2007 Stock Incentive Plan.
5.1	Opinion of Gersten Savage LLP.
23.1	Consent of Stark Winter Schenkein & Co., LLP dated April 8, 2009.
23.2	Consent of Yarel & Partners C.P.A. (Isr.) dated April 7, 2009.
23.3	Consent of Gersten Savage LLP (incorporated by reference to Exhibit 5.1).
24.1	Power of Attorney (contained on the signature page of this Registration Statement).